UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 9, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

In its quarterly report on Form 10-Q for the quarter ended June 30, 2014, Humana Inc. (the “Company”) disclosed that all material contracts between Humana and The Centers for Medicare and Medicaid Services (“CMS”) relating to the company’s Medicare business had been renewed for 2015.  The Company is now reporting that all of its 2015 Medicare Advantage (“MA”) and Prescription Drug Plan (“PDP”) offerings filed with CMS in June 2014 have been approved by CMS and the related contracts have been executed (referred to as the “CMS Contracts”).

Humana will offer the following plans for its Medicare members effective beginning January 1, 2015:

•	Medicare Advantage Health Maintenance Organization (HMO) plans in 805 counties across 37 states and Puerto Rico.

•	Local Medicare Advantage Preferred Provider Organization (PPO) plans in 1,574 counties across 42 states and Puerto Rico.

•	Regional Medicare Advantage PPO plans in 23 states across 14 Medicare Advantage regions.

•	The following Medicare Advantage Private Fee-for-Service (PFFS) plans, the network arrangements for which are mutually exclusive and are not offered in overlapping service areas:

o	Full network in 974 counties in 35 states. All services are available in and out of network, taking full advantage of any Humana contracted discounts when the member uses in network providers.

o	Partial network (for certain services such as lab, durable medical equipment (DME) and/or home health) in 304 counties in 12 states.

o	Deemed network (any provider) in 3 counties in 1 state.

•	Medicare Prescription Drug Plans (PDP) statewide in 50 states, the District of Columbia, and Puerto Rico.

The marketing process for the Company’s 2015 Medicare offerings begins on October 1, 2014, with enrollment beginning October 15, 2014.

Each of the CMS Contracts was effective when signed, has a termination date of December 31, 2015 and may be renewed for successive one-year terms subject to the consent of the parties and their agreement on a bid as submitted by Humana or its subsidiaries. Each of the CMS Contracts may be terminated by either party in the event of the failure by the other to substantially carry out its obligations under the CMS Contracts, and by CMS in the event of a violation by Humana of relevant CMS regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Senior Vice President and Chief Accounting Officer

Dated:           September 9, 2014